EXHIBIT 10.7

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT is entered into as of May 1, 2009 by and between SILICON VALLEY BANK (“Bank”) and ADEPT TECHNOLOGY, INC. (“Grantor”).

RECITALS

A. Bank has agreed to make certain advances of money and to extend certain financial accommodation to Grantor (the “Loans”) in the amounts and manner set forth in that certain Loan and Security Agreement by and between Bank and Grantor dated May 1, 2009 (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein are used as defined in the Loan Agreement). Bank is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Bank a security interest in the Intellectual Property Collateral (as defined below) to secure the obligations of Grantor under the Loan Agreement.

B. Pursuant to the terms of the Loan Agreement, Grantor has granted to Bank a security interest in all of Grantor’s right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement, Grantor hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

To secure its obligations under the Loan Agreement, Grantor grants and pledges to Bank a security interest in all of Grantor’s right, title and interest in, to and under all of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections (including, without limitation, the items listed on Exhibit A), including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not (including, without limitation, the items listed on Exhibit B), and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, including, without limitation, all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, and all rights corresponding thereto throughout the world (collectively, the “Intellectual Property Collateral”).

This security interest is granted in conjunction with the security interest granted to Bank under the Loan Agreement. The rights and remedies of Bank with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Bank as a matter of law or equity. Each right, power and remedy of Bank provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies.

This Intellectual Property Security Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and counterpart signature pages may be assembled to form a single original document.

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[Signature Page to Intellectual Property Security Agreement]

IN WITNESS WHEREOF, the parties have cause this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

Address of Grantor:	GRANTOR:
5960 Inglewood Drive
Pleasanton, CA 94588	ADEPT TECHNOLOGY, INC.
Attn: Lisa M. Cummins
Fax: (925) 245-3510	By:	/s/ Lisa Cummins
Email: lisa.cummins@adept.com	Title:	CFO

Address of Bank:	BANK:
185 Berry Street
Lobby 1, Suite 3000	SILICON VALLEY BANK
San Francisco, CA 94107
Attn: Rick Freeman	By:	/s/ Rick Freeman
Fax: (415) 856-0810	Title:	Relationship Manager
Email: rfreeman@svb.com